Exhibit 99.1

LinkedIn Announces Second Quarter 2013 Financial Results

MOUNTAIN VIEW, Calif., August 1, 2013 -- LinkedIn Corporation (NYSE: LNKD), the world's largest professional network on the Internet, with more than 238 million members, reported its financial results for the second quarter of 2013:

•	Revenue for the second quarter was $363.7 million, an increase of 59% compared to $228.2 million in the second quarter of 2012.

•
Net income for the second quarter was $3.7 million, compared to net income of $2.8 million for the second quarter of 2012. Non-GAAP net income for the second quarter was $44.5 million, compared to $18.1 million for the second quarter of 2012. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets.

•	Adjusted EBITDA for the second quarter was $88.6 million, or 24% of revenue, compared to $50.4 million for the second quarter of 2012, or 22% of revenue.

•	GAAP diluted EPS for the second quarter was $0.03; Non-GAAP diluted EPS for the second quarter was $0.38.

“Accelerated member growth and strong engagement drove record operating and financial results in the second quarter,” said Jeff Weiner, CEO of LinkedIn. “We are continuing to invest in driving scale across the LinkedIn platform in order to fully realize our long-term potential.”

Second Quarter Financial Details and Operating Summary

•
Talent Solutions: Revenue from Talent Solutions products totaled $205.1 million, an increase of 69% compared to the second quarter of 2012. Talent Solutions revenue represented 56% of total revenue in the second quarter of 2013, compared to 53% in the second quarter of 2012.

•
Marketing Solutions: Revenue from Marketing Solutions products totaled $85.6 million, an increase of 36% compared to the second quarter of 2012. Marketing Solutions revenue represented 24% of total revenue in the second quarter of 2013, compared to 28% in the second quarter of 2012.

•
Premium Subscriptions: Revenue from Premium Subscriptions products totaled $73.0 million, an increase of 68% compared to the second quarter of 2012. Premium Subscriptions represented 20% of total revenue in the second quarter of 2013, compared to 19% in the second quarter of 2012.

Revenue from the U.S. totaled $224.3 million, and represented 62% of total revenue in the second quarter of 2013. Revenue from international markets totaled $139.4 million, and represented 38% of total revenue in the second quarter of 2013.

Revenue from the field sales channel totaled $209.2 million, and represented 58% of total revenue in the second quarter of 2013. Revenue from the online, direct sales channel totaled $154.4 million, and represented 42% of total revenue in the second quarter of 2013.

GAAP net income for the second quarter was $3.7 million, compared to net income of $2.8 million for the second quarter of 2012. Non-GAAP net income for the second quarter was $44.5 million, compared to $18.1 million in the second quarter of 2012.

Adjusted EBITDA for the second quarter was $88.6 million, or 24% of revenue, compared to $50.4 million for the second quarter of 2012, or 22% of revenue.

GAAP diluted EPS was $0.03 for the second quarter based on 116.6 million fully-diluted weighted shares outstanding compared to $0.03 for the second quarter of 2012 based on 112.3 million fully-diluted weighted shares outstanding. Non-GAAP diluted EPS was $0.38 for the second quarter based on 116.6 million fully-diluted weighted shares outstanding compared to $0.16 for the second quarter of 2012 based on 112.3 million fully-diluted weighted shares outstanding.

“LinkedIn operated at a high level in the second quarter, evidenced by strong engagement, steady growth, and increasing levels of adjusted EBITDA and cash flow,” said Steve Sordello, CFO of LinkedIn. “We continue to make long-term investments against our operating priorities in order to add increased value for our members and customers.”

For additional information, please see the “Selected Company Metrics and Financials” page on LinkedIn's Investor Relations site.

Second Quarter Highlights and Strategic Announcements

In the second quarter of 2013:

•
LinkedIn membership grew to 238 million, as growth accelerated to 37% year-over-year. This strength was driven primarily by product optimization, and represents the first membership growth acceleration since the third quarter of 2011.

•
The Influencer Program added professional luminaries including Bill Gates, Japan's Prime Minister Shinzo Abe, Senator Elizabeth Warren, Jamie Dimon, and Burberry CEO Angela Ahrendts. LinkedIn's professional publishing platform contributed to homepage traffic more than doubling compared with last year.

•
LinkedIn revamped its mobile phone experience with the introduction of new iOS and Android apps. Mobile activity has increased, with mobile homepage engagement rising over 40%, and increasing levels of social actions, article views, and mobile profile edits when compared to the past version.

•
LinkedIn launched a new version of its flagship Recruiter platform for Talent Solutions customers resulting in increased customer engagement. LinkedIn also launched CheckIn, which enables student members to engage with recruiters at on-campus hiring events.

Business Outlook

LinkedIn is providing guidance for the third quarter and full year of 2013:

•
Q3 2013 Guidance: Revenue is expected to range between $367 million and $373 million. Adjusted EBITDA is expected to range between $81 million and $83 million. The company expects depreciation and amortization in the range of $38 million to $40 million, and stock-based compensation in the range of $49 million to $51 million.

•	Full Year 2013 Guidance: Revenue is revised upwards to range between $1.455 billion and $1.475 billion. Adjusted EBITDA is also revised upwards to range between $340 million and

$355 million. The company expects depreciation and amortization in the range of $135 million to $140 million, and stock-based compensation in the range of $183 million to $188 million.

Quarterly Conference Call

LinkedIn will host a webcast/conference call to discuss its second quarter 2013 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at
http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company's financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website.

About LinkedIn

Founded in 2003, LinkedIn connects the world's professionals to make them more productive and successful. With more than 238 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world's largest professional network on the Internet. The company has a diversified business model with revenue coming from Talent Solutions, Marketing Solutions and Premium Subscriptions products. Headquartered in Silicon Valley, LinkedIn has offices across the globe.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to competitors' operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors' operating results.

Income tax effect of non-GAAP adjustments. The company adjusts non-GAAP net income by including the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets. The company believes that the inclusion of the income tax effects provides additional transparency to the overall or “after tax” effects of excluding these items from non-GAAP net income.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income guidance because it does not provide guidance for either other income (expense), net, or provision for income taxes, which are reconciling items between net income and adjusted EBITDA. As items that impact net income are out of the company's control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas, certain non-financial metrics, such as member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, depreciation and amortization and stock-based compensation for the third quarter of 2013 and the full fiscal year 2013. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: our limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features; security measures and the risk that they may not be sufficient to secure our member data adequately or that we are subject to attacks that degrade or deny the ability of members to access our solutions; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use our solutions; our core value of putting members first, which may conflict with the short-term interests of the business; privacy and changes in regulations in the United States, Europe or elsewhere, which could impact our ability to serve our members or curtail our monetization efforts; litigation and regulatory issues; increasing competition; our ability to manage our growth; our ability to recruit and retain our employees; the application of US and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; and the dual class structure of our common stock.

Further information on these and other factors that could affect the company's financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company's Annual Report on Form 10-K that was filed for the year ended December 31, 2012, and additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended June 30, 2013, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of the Investor Relations page of the company's website at
http://investors.linkedin.com/. All information provided in this release and in the attachments is as of August 1, 2013, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$262,670	$270,408
Short-term investments	610,728	479,141
Accounts receivable, net	203,585	203,607
Deferred commissions	29,710	30,232
Prepaid expenses	26,785	14,344
Other current assets	30,672	21,065
Total current assets	1,164,150	1,018,797
Property and equipment, net	292,715	186,677
Goodwill	150,831	115,214
Intangible assets, net	38,284	32,780
Other assets	41,980	28,862
TOTAL ASSETS	$1,687,960	$1,382,330
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$74,605	$53,559
Accrued liabilities	106,118	104,077
Deferred revenue	331,187	257,743
Total current liabilities	511,910	415,379
DEFERRED TAX LIABILITIES	22,905	27,717
OTHER LONG TERM LIABILITIES	42,128	30,810
Total liabilities	576,943	473,906
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Class A and Class B common stock	11	11
Additional paid-in capital	1,055,870	879,303
Accumulated other comprehensive income (loss)	(64)	260
Accumulated earnings	55,200	28,850
Total stockholders’ equity	1,111,017	908,424
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,687,960	$1,382,330

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net revenue	$363,661	$228,207	$688,366	$416,663
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	49,264	30,367	91,648	55,500
Sales and marketing	122,276	75,740	231,693	141,624
Product development	95,608	60,080	176,280	107,173
General and administrative	56,225	30,974	99,009	55,828
Depreciation and amortization	32,193	17,548	57,999	32,430
Total costs and expenses	355,566	214,709	656,629	392,555
Income from operations	8,095	13,498	31,737	24,108
Other expense, net	(252)	(668)	(560)	(444)
Income before income taxes	7,843	12,830	31,177	23,664
Provision for income taxes	4,109	10,019	4,827	15,864
Net income	$3,734	$2,811	$26,350	$7,800

Net income per share of common stock:
Basic	$0.03	$0.03	$0.24	$0.08
Diluted	$0.03	$0.03	$0.23	$0.07
Weighted-average shares used to compute net income per share:
Basic	111,214	104,185	110,334	103,198
Diluted	116,627	112,317	116,017	111,813

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
OPERATING ACTIVITIES:
Net income	$3,734	$2,811	$26,350	$7,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,193	17,548	57,999	32,430
Provision (benefit) for doubtful accounts and sales returns	1,639	(227)	2,953	(290)
Stock-based compensation	48,354	19,323	82,293	31,949
Excess income tax benefit from stock-based compensation	(5,003)	(8,110)	(17,559)	(10,367)
Changes in operating assets and liabilities:
Accounts receivable	8,577	(16,949)	(272)	(22,457)
Deferred commissions	1,185	(1,636)	543	(2,073)
Prepaid expenses and other assets	(8,448)	(10,699)	(17,846)	(20,274)
Accounts payable and other liabilities	24,313	16,144	20,815	26,816
Income taxes, net	3,522	11,617	(726)	14,484
Deferred revenue	14,099	17,176	73,444	52,195
Net cash provided by operating activities	124,165	46,998	227,994	110,213
INVESTING ACTIVITIES:
Purchases of property and equipment	(93,184)	(37,604)	(137,467)	(59,691)
Purchases of investments	(98,715)	(116,065)	(256,925)	(179,377)
Sales of investments	17,389	24,304	76,420	24,304
Maturities of investments	33,897	38,361	45,127	60,726
Payments for intangible assets and acquisitions, net of cash acquired	(6,321)	(40,297)	(6,547)	(47,900)
Changes in deposits and restricted cash	(3,488)	(648)	(3,543)	(2,702)
Net cash used in investing activities	(150,422)	(131,949)	(282,935)	(204,640)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock from employee stock options	7,681	14,214	19,738	23,891
Proceeds from issuance of common stock from employee stock purchase plan	11,500	7,718	11,500	7,718
Excess income tax benefit from stock-based compensation	5,003	8,110	17,559	10,367
Other financing activities	797	(176)	813	(140)
Net cash provided by financing activities	24,981	29,866	49,610	41,836
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(993)	(787)	(2,407)	(81)
CHANGE IN CASH AND CASH EQUIVALENTS	(2,269)	(55,872)	(7,738)	(52,672)
CASH AND CASH EQUIVALENTS—Beginning of period	264,939	342,248	270,408	339,048
CASH AND CASH EQUIVALENTS—End of period	$262,670	$286,376	$262,670	$286,376
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchases of property and equipment recorded in accounts payable and accrued liabilities	$8,032	$5,984	$36,103	$17,402
Vesting of early exercised stock options	$256	$1,858	$547	$2,630
Issuance of Class A common stock and stock options for business combinations	$40,927	$72,461	$40,927	$72,461

LINKEDIN CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue by product:
Talent Solutions	$205,092	$121,592	$389,376	$224,152
Marketing Solutions	85,593	63,105	160,389	111,055
Premium Subscriptions	72,976	43,510	138,601	81,456
Total	$363,661	$228,207	$688,366	$416,663

Revenue by geographic region:
United States	$224,277	$147,253	$425,680	$268,102
Other Americas (1)	26,857	15,047	51,033	27,056
Total Americas	251,134	162,300	476,713	295,158
EMEA (2)	84,691	50,057	159,848	92,902
APAC (3)	27,836	15,850	51,805	28,603
Total	$363,661	$228,207	$688,366	$416,663

Revenue by channel:
Field sales	$209,227	$129,448	$393,198	$230,919
Online sales	154,434	98,759	295,168	185,744
Total	$363,661	$228,207	$688,366	$416,663
______________
(1) Canada, Latin America and South America
(2) Europe, the Middle East and Africa (“EMEA”)
(3) Asia-Pacific (“APAC”)

LINKEDIN CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Non-GAAP net income and net income per share:
GAAP net income	$3,734	$2,811	$26,350	$7,800
Add back: stock-based compensation	48,354	19,323	82,293	31,949
Add back: amortization of intangible assets	5,677	1,851	8,518	3,159
Income tax effect of non-GAAP adjustments	(13,307)	(5,933)	(20,302)	(7,923)
NON-GAAP NET INCOME	$44,458	$18,052	$96,859	$34,985

GAAP AND NON-GAAP DILUTED SHARES	116,627	112,317	116,017	111,813

NON-GAAP DILUTED NET INCOME PER SHARE	$0.38	$0.16	$0.83	$0.31

Adjusted EBITDA:
Net income	$3,734	$2,811	$26,350	$7,800
Provision for income taxes	4,109	10,019	4,827	15,864
Other expense, net	252	668	560	444
Depreciation and amortization	32,193	17,548	57,999	32,430
Stock-based compensation	48,354	19,323	82,293	31,949
ADJUSTED EBITDA	$88,642	$50,369	$172,029	$88,487